Exhibit 4.2

Execution Version

MONITRONICS ESCROW CORPORATION

as Issuer

9.125% SENIOR NOTES DUE 2020

INDENTURE

DATED AS OF JULY 17, 2013

U.S. BANK NATIONAL ASSOCIATION

as Trustee

i

EXHIBITS

Exhibit A	FORM OF 9.125% SENIOR NOTE
Exhibit B	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A
Exhibit C	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S
Exhibit D	FORM OF ESCROW AGREEMENT

v

This Indenture, dated as of July 17, 2013, is by and among Monitronics Escrow Corporation, a Texas corporation (the “Company” or the “Issuer”), and U.S. Bank National Association, as trustee (in such capacity and not in its individual capacity, the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of (i) the Issuer’s 9.125% Senior Notes due 2020 issued on the date hereof that contain the restrictive legend in Exhibit A (the “Initial Notes”) and (ii) Exchange Notes issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement (as defined herein) or pursuant to an effective registration statement under the Securities Act (as defined herein) without the restrictive legends in Exhibit A (the “Exchange Notes” and, together with the Initial Notes, the “Notes”).

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1                                        Definitions.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Agent” means any Registrar, Paying Agent (so long as Trustee serves in such capacity) or co-registrar.

“Applicable Premium” means, as calculated by the Company, with respect to any Note on any applicable redemption date, the greater of:

(1)                                 1.0% of the principal amount of the Note; and

(2)                                 the excess of:

(a)                                 the present value at such redemption date of (i) the Redemption Price of the Note at April 1, 2016 (such Redemption Price being set forth in the table appearing in Section 3.7(a)) plus (ii) all required interest payments due on the Note through April 1, 2016 (excluding accrued but unpaid interest to such redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)                                 the principal amount of such Note.

“Assumption” means the consummation of the transactions whereby Monitronics will assume all of the obligations of the Company under the Securities and the Securities will be issued as “Additional Notes” pursuant to the Monitronics Indenture pursuant to a supplemental indenture and other agreements.

“Assumption Date” means the date of the consummation of the Security Networks Acquisition and the Assumption.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

“Board of Directors” means (i) with respect to any corporation, the board of directors of such corporation or any duly authorized committee thereof; and (ii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Restricted Subsidiary to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

“Capital Lease Obligations” means any obligation of a Person under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.  The amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Certificated Notes” means Notes that are in the form of Exhibit A attached hereto.

“Change of Control” means the occurrence of any of the following events:

(i)                                     the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or any “group” controlled by a Permitted Holder that is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the then outstanding Voting Interests in Monitronics;

(ii)                                  the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders (other than Parent) or any “group” controlled by a Permitted Holder (other than Parent), that is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (ii) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the then outstanding Voting Interests in the Parent; provided, however, that this clause (ii) shall cease to apply following the completion of any Offer of Purchase conducted in accordance with the covenants set forth in Section 4.14 in connection with the occurrence of an event described in clause (i) or (iii) of this definition; or

(iii)                               Monitronics or any of its Restricted Subsidiaries (as defined in the Monitronics Indenture) sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of Monitronics’ and its Restricted Subsidiaries’ (as defined in the Monitronics Indenture) assets (determined on a consolidated basis) to any Person (other than Monitronics, a Restricted Subsidiary (as defined in the Monitronics Indenture) or one or more Permitted Holders), or Monitronics merges or consolidates with a Person other than a Restricted Subsidiary (as defined in the Monitronics Indenture) of Monitronics or a Person that is a Permitted Holder (unless the shareholders holding Voting Interests of Monitronics immediately prior to such merger or consolidation control in excess of 50% of the total voting power of the Voting Interests in the surviving Person immediately following such merger or consolidation).

 “Commission” means the Securities and Exchange Commission and any successor thereto.

“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.

“Company” or “Issuer” has the meaning set forth in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at U.S. Bank National Association 100 Wall Street — Suite 1600, New York, New York 10005, Attention: Corporate Trust Services, and for transfer, exchange or surrender purposes of the Certificates, 60 Livingston Ave, St. Paul Minnesota, 55109-2292, Attention: Corporate Trust Services, or any other address that the Trustee may designate from time to time by notice to the Company and the Holders.

“Debt” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, the following, if and to the extent the following items (other than clauses (iii), (vi), (vii), (viii) and (ix) below) would appear as liabilities on a balance sheet of such Person prepared in accordance with GAAP:  (i) all indebtedness of such Person for money borrowed or for the deferred purchase price of property, excluding any trade payables or other current liabilities incurred in the normal course of business and excluding trade accounts payable arising in the ordinary course of business and accrued expenses and any obligations to pay a contingent purchase price as long as such obligation remains contingent and payment under purchase agreements; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person for the reimbursement of any obligor on any letters of credit (other than letters of credit that are secured by cash or Eligible Cash Equivalents), bankers’ acceptances or similar facilities (other than obligations with respect to letters of credit securing obligations (other than obligations described under clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon, or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (excluding trade accounts payable arising in the ordinary course of business and accrued expenses and any obligations to pay a contingent purchase price as long as such obligation remains contingent); (v) all Capital Lease Obligations of such Person; (vi) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination (but excluding any accrued dividends); (vii) net Obligations under any Hedging Obligations of such Person at the time of determination; and (viii) all obligations of the types referred to in clauses (i) through (vii) of this definition of another Person and all dividends and other distributions of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt, dividends or other distributions (in which case the amount of such Debt shall be deemed to be the lesser of the value of such property or other assets and the amount of the Debt, dividends or other distributions so secured).  For purposes of the foregoing:  (a) the maximum fixed repurchase price of any Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were repurchased on any date on which Debt shall be required to be determined pursuant to this Indenture; provided, however, that, if such Redeemable Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests; (b) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed incurred only as of the date of original issuance thereof; (c) the amount of any Debt described in clause (viii)(A) above shall be the maximum liability under any such Guarantee; (d) the amount of any Debt described in clause (viii)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; and (e) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Debt” will exclude (x) customary indemnification obligations and (y) post-

closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that such amount would not be required to be reflected on the face of a balance sheet prepared in accordance with GAAP.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time.

The amount paid by the Company or any Restricted Subsidiary for the purchase of subscriber accounts shall not be considered “Debt,” nor shall any amount withheld by the Company or a Restricted Subsidiary as a holdback to ensure the future performance obligations of the dealer from whom any purchase of subscriber accounts is made.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to Section 2.6 hereof, and, thereafter, “Depositary” shall mean or include such successor.

“DTC” means The Depository Trust Company (55 Water Street, New York, New York).

“Eligible Bank” means a bank or trust company that (i) is organized and existing under the laws of the United States of America or Canada, or any state, territory or possession thereof, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500.0 million and (iii) the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by Standard & Poor’s.

“Eligible Cash Equivalents” means any of the following Investments:  (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank; provided that such Investments have a maturity date not more than two years after date of acquisition and that the average life of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof; provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from Standard & Poor’s or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of the Company; provided that such Investments have one of the two highest ratings obtainable from either Standard & Poor’s or Moody’s and mature within 180 days after the date of acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; (vii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi) and for which the Trustee may also act as sponsor, administrator, agent and in like capacities and may receive compensation in such capacity; and (viii) instruments equivalent to those referred to in clauses (i) through (vi) above or funds equivalent to those referred to in clause (vii) above denominated in Euros or any other foreign currency comparable in credit quality and tender to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, all as determined in good faith by the Company.

“Escrow Agent” means U.S. Bank National Association, as escrow agent under the Escrow Agreement or any successor escrow agent as set forth in the Escrow Agreement.

“Escrow Agreement” means the Escrow and Security Agreement dated as of the Issue Date among the Escrow Agent, the Trustee and the Company, the form of which is attached hereto as Exhibit D.

“Escrowed Property” shall have the meaning assigned thereto in the Escrow Agreement.

“Escrow End Date” shall have the meaning assigned thereto in the Escrow Agreement.

“Escrow Release” shall have the meaning assigned thereto in the Escrow Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” has the meaning set forth in the Preamble.

“Exchange Offer” means an offer that may be made by the Issuer pursuant to the Registration Rights Agreement to exchange Initial Notes for the Exchange Notes.

“Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof, as determined in good faith by the Company.

 “GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of March 23, 2012.

“Global Note Legend” means the legend identified as such in Section 2.6(e)(2) hereto.

“Global Notes” means the Notes in global form that are in the form of Exhibit A hereto.

“Guarantee” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such Debt of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantor” means any Person that executes a Note Guarantee in accordance with the provisions of this Indenture and their respective successors and assigns.

“Hedging Obligations” of any Person means the obligations of such Person under:

(i)                                     interest rate protection agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, interest rate futures and interest rate options;

(ii)                                  other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and

(iii)                               foreign exchange contracts, currency swap agreements or similar agreements or arrangements.

“Holder” means a Person in whose name a Note is registered in the security register.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Notes” has the meaning set forth in the preamble hereto.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and U.S. Bancorp Investments Inc. and such other initial purchasers party to the purchase agreement entered into in connection with the offer and sale of the Notes on the Issue Date.

“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following:  (i) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person; and (ii) the purchase, acquisition or Guarantee of the obligations of another Person or the issuance of a “keep-well” with respect thereto; but shall exclude:  (a) accounts receivable and other extensions of trade credit on commercially reasonable terms arising in the ordinary course of business (and provided that such trade terms may include such concessionary trade terms as such Person deems reasonable under the circumstances); (b) the acquisition of property and assets from suppliers and other vendors in the ordinary course of business; and (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the ordinary course of business.  For the avoidance of doubt, any payments pursuant to any Guarantee previously incurred in compliance with this Indenture shall not be deemed to be Investments by the Company or any of its Restricted Subsidiaries.

“Issue Date” means July 17, 2013, the date on which the Initial Notes are originally issued under this Indenture.

“Issuer” or “Company” has the meaning set forth in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.

“Issuer Order” means any written instruction by the Issuer and executed by an Officer of the Issuer.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York, St. Paul, Minnesota, the city in which the Corporate Trust Office is located or at a place of payment are authorized or required by law, regulation or executive order to remain closed.  If a payment date in a place of payment is a Legal Holiday, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance or other security agreement of any kind or nature on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Monitronics” means Monitronics International, Inc., a Texas corporation.

“Monitronics Notes” means the 9.125% Senior Notes Due 2020 issued by Monitronics pursuant to the Monitronics Indenture.

“Monitronics Indenture” means that certain indenture dated March 23, 2012 among Monitronics, the guarantors party thereto and U.S. Bank National Association, as Trustee, pursuant to which the Monitronics Notes have been issued and, upon consummation of the Assumption, the Notes will be issued as “Additional Notes”.

“Note Custodian” means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

“Note Guarantee” means any guarantee of the Notes by any Guarantor pursuant to this Indenture.

“Notes” has the meaning set forth in the preamble to this Indenture.

“Obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

“Offer” has the meaning set forth in the definition of “Offer to Purchase.”

“Offer to Purchase” means a written offer (the “Offer”) sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the security register on the date of the Offer, offering to purchase up to the aggregate principal amount of Notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to this Indenture).  Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within five Business Days after the Expiration Date.  The Company shall notify the Trustee at least five days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.  The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase.  The Offer shall also state:

(i)                                     the Section of this Indenture pursuant to which the Offer to Purchase is being made;

(ii)                                  the Expiration Date and the Purchase Date;

(iii)                               the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to covenants requiring the Offer to Purchase) (the “Purchase Amount”);

(iv)                              the purchase price to be paid by the Company for each $1,000 principal amount of Notes accepted for payment (as specified pursuant to this Indenture) (the “Purchase Price”);

(v)                                 that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in a minimum principal amount of $2,000 (and integral multiples of $1,000 in excess thereof);

(vi)                              the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;

(vii)                           that, unless the Company defaults in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue interest at the same rate;

(viii)                        that, on the Purchase Date, the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;

(ix)                              that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Offer prior to 5:00 p.m. New York City time on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(x)                                 that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its paying agent) receives, not later than 5:00 p.m. New York City time on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(xi)                              that (a) if Notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, by lot, pro rata or by any other method the Trustee shall deem fair and appropriate (subject to The Depository Trust Company’s procedures, as applicable) (with such adjustments as may be deemed appropriate so that only Notes in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof shall remain outstanding following such purchase); and

(xii)                           if applicable, that, in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in writing, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered.

“Offering Memorandum” means the Offering Memorandum related to the issuance of the Initial Notes on the Issue Date, dated July 11, 2013.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed by two Officers of the Company or a Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company or such Guarantor, as applicable.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Parent” means Ascent Capital Group, Inc., a Delaware corporation, together with its successors (by operation of law or otherwise).

“Participant” means, with respect to DTC, a Person who has an account with DTC.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance, covenant defeasance or similar payment with respect to, any Notes on behalf of the Issuer.

“Permitted Holders” means any one or more of the following:  (i) Parent, or (ii) any Permitted Management Holder; provided that Permitted Management Holders shall not be Permitted Holders in connection with a “going private” transaction within the meaning of Rule 13e-3.

“Permitted Management Holder” means (i) an executive officer or director of Parent on March 23, 2012; (ii) spouses, siblings and lineal descendants (including adoptees) of the Persons described in clause (i); (iii) any trusts or private foundations created for the benefit of, or controlled by, any of the Persons described in clauses (i), (ii) or (iv) or any trusts or private foundations created for the benefit of any such trust or private foundation; or (iv) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person’s estate, executor, administrator, committee or other personal representative or similar fiduciary or beneficiaries, heirs, devisees or distributees, in each case, who at any particular date shall beneficially own (as defined in clause (a) or (b), as applicable, of the definition of “Change of Control” set forth above) Capital Interests of Monitronics or Parent.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Interests,” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.

“Purchase Agreement” means the purchase agreement dated July 11, 2013 by and among the Company, the Representative (as defined therein) and the Guarantors named therein.

“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”

“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.

“Qualified Equity Offering” means (i) an underwritten public equity offering of Qualified Capital Interests pursuant to an effective registration statement under the Securities Act of the Company, or any direct or indirect parent company of the Company but only to the extent contributed to the Company in the form of Qualified Capital Interests or (ii) a private equity offering of Qualified Capital Interests of the Company, or any direct or indirect parent company of the Company but only to the extent contributed to the Company in the form of Qualified Capital Interests, in each case yielding gross process to the Company of at least $50.0 million, other than any public offerings registered on Form S-8.

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the Notes; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests; provided, further, that any class of equity securities of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of equity securities that are not Redeemable Capital Interests, and that is not convertible into or puttable or exchangeable for Redeemable Capital Interests or Debt, will not be deemed to be Redeemable Capital Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of equity securities that are not Redeemable Capital Interests.  Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require the Company or any Restricted Subsidiary to repurchase such equity security upon the occurrence of a change of control or an asset sale will not constitute Redeemable Capital Interests; provided, that, with respect to a change of control, the change of control provisions applicable to such equity security are no more favorable to such holders than the provisions of Section 4.14.  The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.

“Redemption Price” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registration Rights Agreement” means that certain Registration Rights Agreement, to be dated as of the Issue Date, among the Company, Monitronics, the guarantors parties thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and U.S. Bancorp Investments, Inc.

“Regulation S Global Note” means a Regulation S Temporary Global Note or a Regulation S Permanent Global Note.

“Regulation S Permanent Global Note” means a Global Note in the form of Exhibit A that is not required to bear the Regulation S Temporary Global Note Legend as further described in Section 2.1(f) hereof.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A  bearing the Global Note Legend, the Restricted Notes Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.6 (e)(3) hereof.

“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Office (or any successor unit or department) of the Trustee responsible for administering this Indenture, and also means, with respect to a particular corporate trust matter.

“Restricted Notes Legend” means the legend identified as such in Section 2.6(e)(1) hereto.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means, with respect to the Company, any Subsidiary.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Networks Acquisition” means the acquisition, directly and indirectly, of all the equity interest of Security Networks, LLC and certain affiliated entities pursuant to the Security Networks Acquisition Agreement.

“Security Networks Acquisition Agreement” means the Securities Purchase Agreement dated as of July 10, 2013 among Monitronics, Parent (for certain limited purposes), Oak Hill Capital Partners III, L.P., Oak Hill Capital Management Partners III, L.P., PCP SN Holdings, Inc., BNY Mellon-Alcentra Mezzanine Partners III, L.P., Perry Companies, Inc., Charles May, Ken Wiesenfeld, Gary Franklyn, Nicholas Perry, Oak Hill Capital Partners III (AIV I), L.P. and Oak Hill Capital Partners III (AIV II), L.P. (together with all exhibits and schedules thereto, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Assumption Date).

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act.

“Stated Maturity,” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority in total voting power of the outstanding Capital Interests therein is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended, as in effect on the date hereof.

“Transfer Restricted Global Notes” means a Global Note that is a Transfer Restricted Note.

“Transfer Restricted Notes” means Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means, as obtained by the Company, with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to April 1, 2016; provided, however, that if the period from such redemption date to April 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” has the meaning set forth in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.

 “Unrestricted Global Note” means a Global Note that is an Unrestricted Note.

“Unrestricted Notes” means one or more Notes that do not and are not required to bear the Restricted Notes Legend, including the Exchange Notes and any Notes registered under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.

“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.

SECTION 1.2                                        Other Definitions.

Term	Defined in Section

“Act”	13.14(a)
“Agent Members”	2.6(a)
“Change of Control Payment”	4.14
“Clearstream”	2.1(f)
“covenant defeasance”	8.3
“Custodian”	6.1
“defeasance”	8.3
“Discharge”	8.8
“Euroclear”	2.1(f)
“Event of Default”	6.1
“legal defeasance”	8.2
“Note Register”	2.3
“Offer Amount”	3.9
“QIB”	2.1(c)

“QIB Global Note”	2.1(c)
“redemption date”	3.1
“Registrar”	2.3
“Regulation S”	2.1(c)
“Rule 144A”	2.1(c)
“Special Mandatory Redemption”	3.10(a)
“Special Mandatory Redemption Date”	3.10(a)
“Special Mandatory Redemption Price”	3.10(a)

SECTION 1.3                                        Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.

The following TIA term used in this Indenture has the following meaning:

“obligor” on the Notes means the Issuer, any Guarantors and any successor obligor upon the Notes.

Unless otherwise defined herein, all other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them therein.

SECTION 1.4                                        Rules of Construction.

Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it herein;

(2)                                 an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 words in the singular include the plural, and in the plural include the singular;

(5)                                 unless otherwise specified, any reference to Section or Article refers to such Section or Article of this Indenture;

(6)                                 provisions apply to successive events and transactions;

(7)                                 references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(8)                                 “including” means “including without limitation”; and

(9)                                 for the avoidance of doubt, any references to “interest” shall include any Additional Interest that may be payable to the extent that, in such context, Additional Interest is, were or would be payable in respect thereof.

ARTICLE II

THE NOTES

SECTION 2.1                                        Form and Dating.

(a)                                 The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes initially shall be issued only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 The Initial Notes shall be issued in the form of one or more Global Notes substantially in the form attached as Exhibit A hereto and shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as Note Custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with written instructions given by the Beneficial Owner thereof as required by Section 2.6 and 2.16 hereof.

Except as set forth in Section 2.6 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

(c)                                  The Initial Notes are being issued by the Issuer only (i) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (“QIBs”) and (ii) in reliance on Regulation S under the Securities Act (“Regulation S”).  After such initial offers, Initial Notes that are Transfer Restricted Notes may be transferred to QIBs, in reliance on Rule 144A, outside the United States pursuant to Regulation S or to the Company, in each case in accordance with Section 2.16.  Initial Notes that are offered in reliance on Rule 144A shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A (the “QIB Global Note”) deposited with the Trustee, as Note Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  Subject to Section 2.1(f) below, Initial Notes that are offered in offshore transactions in reliance on Regulation S shall be issued in the form of one or more Regulation S Global Notes substantially in the form set forth in Exhibit A deposited with the Trustee, as Note Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The QIB Global Note and the Regulation S Global Note shall each be issued with separate CUSIP numbers.  The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on such Global Note and the records of the Trustee, as Note Custodian.  Transfers of Notes between QIBs and to or by purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in Section 2.16.

(d)                                 This Section 2.1(d) shall apply only to Global Notes deposited with or on behalf of the Depositary.

The Issuer shall execute and the Trustee shall, upon receipt of an Issuer Order, in accordance with Section 2.1(c) and Section 2.2, authenticate and deliver the Global Notes that (i) shall be registered in the name of the

Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as custodian for the Depositary.

The Trustee shall have no responsibility or obligation to any Holder, any member of (or a Participant in) DTC or any other Person with respect to the accuracy of the records of DTC (or its nominee) or of any Participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes.  The Trustee may rely (and shall be fully protected in relying) upon information furnished by DTC with respect to its members, Participants and any Beneficial Owners in the Notes.

(e)                                  Notes issued in certificated form, including Global Notes, shall be substantially in the form of Exhibit A attached hereto.

(f)                                   Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as Note Custodian, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of the Euroclear System (“Euroclear”) or Clearstream, Banking S.A. (“Clearstream”).  After the expiration of the Restricted Period and upon the receipt by the Trustee of:

(i)                                  a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of each Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Note bearing a Restricted Notes Legend, all as contemplated by Section 2.6(b) hereof); and

(ii)                                     an Officer’s Certificate from the Issuer,

beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the applicable issuance procedures.  Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note.  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on such Global Note and the records of the Trustee, as Note Custodian, in connection with transfers of interest as hereinafter provided.

(g)                                  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

SECTION 2.2                                        Execution and Authentication.

An Officer shall sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon a written Issuer Order signed by one Officer directing the Trustee to authenticate and deliver the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with, authenticate Notes on the Issue Date for original issue up to the aggregate principal amount of $175,000,000.  After the Issue Date, the Trustee shall authenticate and deliver Notes as otherwise provided for under this Indenture.  The aggregate principal amount of Notes outstanding at any time may not exceed such amount.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes.  Any such appointment shall be evidenced by an instrument signed by an officer of the Trustee and provided to the Issuer.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or the Issuer or an Affiliate of the Issuer.

SECTION 2.3                                        Registrar; Paying Agent.

The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency where Notes may be presented for payment to a Paying Agent.  The Registrar shall keep a register of the Notes (the “Note Register”) and of their transfer and exchange.  The Registrar shall provide the Issuer a current copy of such register from time to time upon request of the Issuer.  The Issuer may appoint one or more co-registrars and one or more additional paying agents; provided, however, that at all times there shall be only one Note Register.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  The Issuer or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of Section 317(b) of the TIA.  The agreement shall implement the provisions of this Indenture that relate to such Agent.

The Issuer shall notify the Trustee of the name and address of any such Agent. The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and initially appoints the Corporate Trust Office of the Trustee as the office or agency of the Company for such purposes and as the office or agency of the Company where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served and the Trustee as the agent of the Issuer to receive such notices and demands.

The Issuer initially appoints DTC to act as the Depositary with respect to the Global Notes.

SECTION 2.4                                        Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any Default by the Issuer in making any such payment.  While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any assets previously disbursed.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Restricted Subsidiary) shall have no further liability for the money.  If the Issuer or a Restricted Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon the occurrence of events specified in Section 6.1(8) hereof, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5                                        Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Issuer shall furnish or cause the Registrar to furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of the Notes held by each Holder thereof, and the Issuer shall otherwise comply with TIA § 312(a).

SECTION 2.6                                        Book-Entry Provisions for Global Securities.

(a)                                 Each Global Note shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as Note Custodian and (iii) bear legends as may be required by Section 2.6(e).

Members of, or Participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Beneficial Owner of any Note.  The rights of Beneficial Owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.  The Trustee may rely on and shall be fully protected in relying upon any information furnished by the Depositary with respect to any Beneficial Owners.

(b)                                 Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees.  Interests of Beneficial Owners in a Global Note may be transferred in accordance with Section 2.16 and the rules and procedures of the Depositary.  In addition, Certificated Notes shall be transferred to all Beneficial Owners in exchange for their beneficial interests if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Company within ninety (90) days of such notice , (ii) the Issuer, at its option, but subject to the procedures of the Depositary, notifies the Trustee in writing that the Issuer elects to cause the issuance of Certified Notes or (iii) an Event of Default of which a Responsible Officer of the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from the Depositary to issue such Certificated Notes.

(c)                                  In connection with the transfer of the entire Global Note to Beneficial Owners pursuant to clause (b) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon receipt of an Issuer Order authenticate and deliver, to each Beneficial Owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of Certificated Notes of authorized denominations.

(d)                                 The Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold an interest through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(e)                                  Legends.  The following legends shall appear on the face of all Global Notes and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(1)                                 Restricted Notes Legend.  Unless and until (x) a Note is exchanged for an Exchange Note or sold in connection with an effective registration statement under the Securities Act and pursuant to the Registration Rights Agreement or (y) the Company determines that the following legend and the related restrictions on transfer are not required in order to maintain compliance with the provisions of the Securities Act and there is delivered to the Trustee an Opinion of Counsel and a letter of representation of the Company reasonably satisfactory to the Trustee to that effect, each Global Note and each Certificated Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(2)                                 Global Note Legend.  Each Global Note, whether or not an Exchange Note, Transfer Restricted Global Note or Unrestricted Global Note, shall bear a legend in substantially the following form:

“THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY, A SUCCESSOR DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO MONITRONICS ESCROW CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL

INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)                             Regulation S Temporary Global Note Legend.  The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BECOME THE REGULATION S PERMANENT GLOBAL NOTE AFTER EXPIRATION OF THE RESTRICTED PERIOD.”

(f)                                   At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

(g)                                  General provisions relating to transfers and exchanges:

(i)                                     To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Certificated Notes at the Registrar’s request.

(ii)                                  No service charge shall be made to a Holder for any registration of transfer, exchange, or redemption, but the Issuer may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.10, 3.6, 4.14 and 9.4 hereto).

(iii)                               All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall, upon execution by the Company and authentication by the Trustee in accordance with the provisions hereof, be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(iv)                              The Registrar shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business fifteen (15) days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(v)                                 Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary.

(vi)                              The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.2 hereof.  Except as provided in Section 2.6(b) and during the period the Notes are required to bear a Restricted Notes Legend, neither the Trustee nor the Registrar shall authenticate or deliver any Certificated Note in exchange for a Global Note.

(vii)                           Each Holder agrees to provide indemnity satisfactory to the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(viii)                        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or Beneficial Owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance on their face with the express requirements hereof.

SECTION 2.7                                        Replacement Notes.

If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Issuer Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuer and the Trustee may charge a Holder for their expenses in replacing a Note.  In the event any mutilated, destroyed, lost or stolen Note has become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.  The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to replacement or payment of mutilated, destroyed, lost or stolen Notes.

Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8                                        Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding.  Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9                                        Treasury Notes.

In determining whether the Holders of the required principal amount of the Notes have concurred in any direction or consent, the Notes owned by the Issuer or by any Guarantor, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with any such Issuer or Guarantor, shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction or consent, only Notes which the Trustee knows are so owned shall be so disregarded.  Notwithstanding the foregoing, Notes that are to be acquired by the Issuer or an Affiliate of the Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

SECTION 2.10                                 Temporary Notes.

Until Certificated Notes are ready for delivery, the Issuer may prepare and the Trustee shall, upon receipt of an Issuer Order, authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall, upon receipt of an Issuer Order, authenticate Certificated Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11                                 Cancellation.

The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee upon receipt of an Issuer Order.  All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation.  Subject to Section 2.7 hereof, the Issuer may not issue new Notes to replace Notes that they have redeemed or paid or that have been delivered to the Trustee for cancellation.  All cancelled Notes held by the Trustee shall be disposed of in accordance with its customary practice, and certification of their disposal delivered to the Issuer, unless by a written Issuer Order, the Issuer shall direct that cancelled Notes be returned to it.

SECTION 2.12                                 Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1 hereof.  The Issuer shall fix or cause to be fixed each such special record date and payment date and shall promptly thereafter notify the Trustee in writing of any such date.  At least fifteen (15) days before the special record date, the Issuer (or the Trustee, in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13                                 Record Date.

The Issuer may but shall not be obligated to set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture.

SECTION 2.14                                 Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.15                                 CUSIP Number.

The Issuer in issuing the Notes may use a “CUSIP” and/or ISIN or other similar number, and if it does so, the Issuer may use the CUSIP and/or ISIN or other similar number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN or other similar number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.  The Issuer shall promptly notify the Trustee of any change in the CUSIP and/or ISIN or other similar number.

SECTION 2.16                                 Special Transfer Provisions.

Unless and until the Restricted Notes Legend is no longer required pursuant to Section 2.6(e), the following provisions shall apply:

(a)                                 Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note (other than pursuant to Regulation S):

(i)                                  The Registrar shall register the transfer of a Transfer Restricted Note by a Holder to a QIB if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit B hereto from the proposed transferor.

(ii)                                     If the proposed transferee is an Agent Member and the Transfer Restricted Note to be transferred consists of an interest in the Regulation S Global Note, upon receipt by the Registrar of (x) the items required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such Regulation S Global Note.

(b)                                 Transfers Pursuant to Regulation S.  The following provisions shall apply with respect to registration of any proposed transfer of a Transfer Restricted Note pursuant to Regulation S:

(i)                                  The Registrar shall register any proposed transfer of a Transfer Restricted Note pursuant to Regulation S by a Holder upon receipt of (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit C hereto from the proposed transferor.

(ii)                               If the proposed transferee is an Agent Member holding a beneficial interest in a QIB Global Note and the Transfer Restricted Note to be transferred consists of an interest in a QIB Global Note, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (i) above and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the QIB Global Note to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such QIB Global Note.

(c)                                  Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate, one or more Global Notes not bearing the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Transfer Restricted Global Notes tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer.  Concurrently with the issuance of such Global Notes, the Registrar shall cause the aggregate principal amount of the applicable Transfer Restricted Global Notes to be reduced accordingly, and the Registrar shall deliver to the Persons designated by the Holders of Transfer Restricted Global Notes so accepted Global Notes not bearing the Restricted Notes Legend in the appropriate principal amounts.

(d)                                 [Intentionally Omitted]

(e)                                  Restricted Notes Legend.  Upon the transfer, exchange or replacement of Unrestricted Notes, the Registrar shall deliver Unrestricted Notes that do not bear the Restricted Notes Legend.  Upon the transfer, exchange or replacement of Transfer Restricted Notes, the Registrar shall deliver only Transfer Restricted Notes that bear the Restricted Notes Legend unless the Restricted Notes Legend is no longer required by Section 2.6(e).

(f)                                   General.  By its acceptance of any Note bearing the Restricted Notes Legend, each Holder of such a Note acknowledges receipt of a Transfer Restricted Note with restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend and agrees that it shall transfer such Note only as provided in this Indenture until such time as the Restricted Notes Legend is no longer required pursuant to Section 2.6(e) and such Holder exchanges such a Transfer Restricted Note for an Unrestricted Note.  In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Issuer such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act until such time as the Restricted Notes Legend is no longer required pursuant to Section 2.6(e) and such Holder exchanges such a Transfer Restricted Note for an Unrestricted Note; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such certifications, legal opinions or other information.  The Registrar shall not register a transfer of any Note unless it has received such certifications, legal opinions or other information.  The Registrar shall not register a transfer of any Note unless it has received such certifications, legal opinions or other information.

None of the Issuer, the Trustee any agent of the Issuer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.16.  The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

ARTICLE III

REDEMPTION AND PREPAYMENT

SECTION 3.1                                        Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least forty-five (45) days (or such shorter period as is acceptable to the Trustee) before a date fixed for redemption (the “redemption date”), an Officers’ Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the Redemption Price.

SECTION 3.2                                        Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in a manner that complies with applicable legal requirements and, as applicable the procedures of the Depositary); provided that no Notes of $2,000 or less shall be redeemed in part.  If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note.  On and after the redemption date, interest shall cease to accrue on Notes or portions of them called for redemption.  The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of the Notes that have denominations larger than $2,000.

SECTION 3.3                                        Notice of Redemption.

Subject to the provisions of Section 3.9, at least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed by first class mail (and, to the extent permitted by applicable procedures or regulations, electronically), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is mailed in connection with a satisfaction and discharge of this Indenture.

The notice shall identify the Notes to be redeemed and shall state:

(1)                                 the redemption date;

(2)                                 the Redemption Price;

(3)                                 if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(4)                                 the name, telephone number and address of the Paying Agent;

(5)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(6)                                 that, unless the Issuer defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(7)                                 the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8)                                 that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(9)                                 if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall have delivered to the Trustee at least 45 days prior to the redemption date (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notices as provided in the preceding paragraph.  The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not a Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

SECTION 3.4                                        Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become due and payable on the redemption date at the Redemption Price plus accrued and unpaid interest, if any, to, but not including, such date.

SECTION 3.5                                        Deposit of Redemption of Purchase Price.

(a)                                 On or before 10:00 a.m.  (New York City time) on each redemption date or the date on which Notes must be accepted for purchase pursuant to Section 4.14, the Issuer shall deposit with the Trustee or with the

Paying Agent (or, if the Issuer or a Restricted Subsidiary of the Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued and unpaid interest, if any, on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price of (including any Applicable Premium), and accrued interest, if any, on, all Notes to be redeemed or purchased.

(b)                                 If Notes called for redemption are paid or if the Issuer has deposited with the Trustee or Paying Agent money sufficient to pay the Redemption Price, and unpaid and accrued interest, if any, on all Notes to be redeemed, on and after the redemption date, interest, if any, shall cease to accrue on the Notes or the portion of the Notes called for redemption  If a Note is redeemed on or after a record date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Notes was registered at the close of business on such record date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.1 hereof.

SECTION 3.6                                        Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon receipt of an Issuer Order, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.7                                        Optional Redemption.

(a)                                 The Notes are subject to redemption on a pro rata basis with the Monitronics Notes, at the option of the Issuer, in whole or in part, at any time or from time to time on or after April 1, 2016, at the Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on April 1 of the years indicated below:

Year	Redemption Price
2016	104.563%
2017	102.281%
2018 and thereafter	100.000%

(b)                                 Prior to April 1, 2015, the Issuer may, on one or more occasions, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes (including the Monitronics Notes) at a Redemption Price equal to 109.125% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the date of redemption; provided that at least 65% of the aggregate principal amount of Notes then outstanding (including the Monitronics Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company or its Subsidiaries) and that any such redemption occurs within 120 days following the closing of any such Qualified Equity Offering.

(c)                                  At any time or from time to time prior to April 1, 2016, the Company may also, at its option, on any one or more occasion, redeem all or any portion of the Notes on a pro rata basis with the Monitronics Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

(d)                                 The Issuer may at any time, and from time to time, acquire Notes by means other than a redemption whether pursuant to an issuer tender offer, open market purchase or negotiated transaction so long as the acquisition does not otherwise violate the terms of this Indenture or the Monitronics Indenture.

(e)                                  Any optional redemption of outstanding Monitronics Notes pursuant to the Monitronics Indenture shall be on a pro rata basis with the Notes.

SECTION 3.8                                        Mandatory Redemption.

Except as set forth under Sections 3.10 and 4.14 hereof, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.9                                        Offer to Purchase.

In the event that the Issuer shall be required to commence an Offer to Purchase pursuant to a Change of Control, the Issuer shall follow the procedures specified below.

Unless otherwise required by applicable law, an Offer to Purchase shall specify an Expiration Date of the Offer to Purchase, which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer, and a Purchase Date for purchase of Notes within five Business Days after the Expiration Date.  On the Purchase Date, the Company shall purchase the aggregate principal amount of Notes required to be purchased pursuant to Section 4.14 hereof (the “Offer Amount”), or if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase.  If the Purchase Date is on or after the interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest, if any, shall be payable to the Holders who tender Notes pursuant to the Offer to Purchase.  The Company shall notify the Trustee at least five business days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.  The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase.

On or before 10:00 a.m.  (New York City time) on each Purchase Date, the Issuer shall irrevocably deposit with the Trustee or Paying Agent (or, if the Issuer or a Restricted Subsidiary of the Issuer is the Paying Agent, shall segregate and hold in trust) in immediately available funds the aggregate purchase price equal to the Offer Amount, together with accrued and unpaid interest, if any, thereon, to be held for payment in accordance with the terms of this Section 3.9.  On the Purchase Date, the Issuer shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary in the case of an Asset Sale Offer, the Offer Amount of Notes or portions thereof tendered pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deliver or cause the Paying Agent or Depositary, as the case may be, to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.9.  The Issuer shall promptly (but in any case not later than three (3) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, plus any accrued and unpaid interest, if any, thereon, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Issuer Order, shall authenticate and mail or deliver at the expense of the Issuer such new Note to such Holder, equal in principal amount to any unpurchased portion of such Holder’s Notes surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.  The Issuer shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Offer to Purchase on the Purchase Date.

The Issuer will be required to comply with the requirement of any applicable securities laws in connection with any Offer to Purchase.  To the extent that the provisions of any securities laws or regulations conflict with the Offer to Purchase provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the Offer to Purchase provisions of the Indenture by virtue of such compliance.

SECTION 3.10                                 Special Mandatory Redemption.

(a)                                 If (x) the Security Networks Acquisition has not been consummated or the other conditions to the Escrow Release have not been satisfied on or prior to the Escrow End Date or (y) prior to the Escrow End Date, the Company notifies the Trustee and the Escrow Agent in writing of the Company’s or Parent’s announcement that the Security Networks Acquisition Agreement has been terminated or that it will not pursue the consummation of the Security Networks Acquisition, the Company will, on a day not more than three Business Days following the Escrow End Date or the date of such notice, as applicable (such date, the “Special Mandatory Redemption Date”), redeem all of the Securities (the “Special Mandatory Redemption”) at a price equal to 100% of the principal amount of the Securities, plus accrued and unpaid interest from April 1, 2013 (the “Special Mandatory Redemption Price”).  Notice of the Special Mandatory Redemption will be mailed by the Company promptly to each Holder at its registered address, the Trustee and the Escrow Agent.

(b)                                 Subject to the provisions of the Escrow Agreement, upon receipt of the notice of Special Mandatory Redemption, the Escrow Agent will promptly arrange for the release to the Trustee of a portion of the Escrowed Property held by it sufficient to pay the Special Mandatory Redemption Price no later than the last Business Day prior to the Special Mandatory Redemption Date.  On the Special Mandatory Redemption Date, the Trustee shall pay to the Paying Agent for payment to the Holders the Special Mandatory Redemption Price for the Securities.  After the Escrow End Date, all interest earned on the Escrowed Property and any other Escrowed Property that is not required to be applied towards a Special Mandatory Redemption shall be paid to the Company upon the Company’s written request in accordance with the terms of the Escrow Agreement.  For the avoidance of doubt, it is acknowledged and agreed that in no event shall the Trustee or the Escrow Agent have any responsibility for determining or verifying the accuracy of the Special Mandatory Redemption Price.

ARTICLE IV

COVENANTS

SECTION 4.1                                        Payment of Notes.

(a)                                 The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided herein and in the Notes.  Principal, premium, if any, and interest shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds, as of 10:00 a.m.  (New York City time), money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, and interest then due.

(b)                                 The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2                                        Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.3 hereof.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The

Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.3                                        Provision of Financial Information.

Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish without cost to each Holder of Notes and file with the Trustee, within the time periods specified in the Commission’s rules and regulations that would then be applicable to Monitronics:

(1)                                 all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if Monitronics was required to file such reports; and

(2)                                 all current reports that would be required to be filed with the Commission on Form 8-K if Monitronics was required to file such reports.

All such reports will be prepared in all material respects in accordance with the rules and regulations applicable to such reports.  Each annual report on Form 10-K will include a report on the consolidated financial statements of Monitronics by the certified independent accountants of Monitronics.

In addition, if at any time any direct or indirect parent of Monitronics becomes a Guarantor (there being no obligation of any such parent to do so), such entity holds no material assets other than cash, cash equivalents and the Capital Interests of Monitronics or any other direct or indirect parent of Monitronics (and performs the related incidental activities associated with such ownership) and would comply with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be furnished to Holders of the Notes pursuant to this covenant may, at the option of the Company, be furnished by and be those of such parent rather than Monitronics.

If Monitronics files the documents and reports required under this Section 4.3 with the Commission and such documents and reports are publicly available on the Commission’s Electronic Data-Gathering, Analysis, and Retrieval system (or any successor system), such document or report shall be deemed delivered to each Holder of the Notes and filed with the Trustee for the purposes of this Section 4.3.

In addition, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.4                                        Compliance Certificate.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuer and its Restricted Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and its Restricted Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to his or her knowledge, the Issuer and its Restricted Subsidiaries are not in default in the performance or observance of any of the terms, provisions or conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5                                        Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been taken if so required in accordance with GAAP or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.6                                        Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7                                        [Reserved].

SECTION 4.8                                        [Reserved].

SECTION 4.9                                        [Reserved].

SECTION 4.10                                 [Reserved].

SECTION 4.11                                 [Reserved].

SECTION 4.12                                 [Reserved].

SECTION 4.13                                 [Intentionally Omitted].

SECTION 4.14                                 Offer to Purchase upon Change of Control.

Upon the occurrence of a Change of Control, unless the Issuer has exercised its right to redeem all of the Notes as described under Section 3.7, the Issuer will make an Offer to Purchase all of the outstanding Notes at a Purchase Price in cash equal to 101% of the principal amount tendered, together with accrued interest, if any, to but not including the Purchase Date (the “Change of Control Payment”).  For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made under this Section 4.14 if (i) within 30 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Issuer or a third party (including for this purpose any Affiliate of the Issuer) commences an Offer to Purchase all outstanding Notes at the Purchase Price and (ii) all Notes validly tendered and not withdrawn pursuant to the Offer to Purchase are purchased on the terms of such Offer to Purchase.

On the Purchase Date, the Issuer shall, to the extent lawful, (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Offer to Purchase, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (c) otherwise comply with Section 3.9.

The Issuer shall not be required to make an Offer to Purchase upon a Change of Control if (i) a third party makes the Offer to Purchase contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to an Offer to Purchase made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or (ii) a notice of redemption for all outstanding Notes has been given by the Issuers pursuant to Section 3.7(a).

To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Issuer will comply with Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations and no Default or Event of Default shall be deemed to have occurred as a result of such compliance.

In addition, an Offer to Purchase may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Offer to Purchase.

SECTION 4.15                                 Corporate Existence.

The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and the material rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the loss thereof would not result in a material adverse effect on the financial condition or results of operations of the Company and any Guarantors taken as a whole.

SECTION 4.16                                 [Intentionally Omitted].

SECTION 4.17                                 Limitation on Business Activities.

Prior to the Assumption Date, the Company shall be a wholly owned subsidiary of Parent and shall not hold any assets, become liable for any obligations, engage in any trade or business or conduct any business activity, other than (i) the issuance of its capital stock to Parent, (ii) the issuance of the Securities under this Indenture, including entering into and performing its obligations under the Purchase Agreement, (iii) performing its obligations under this Indenture and the Escrow Agreement, (iv) investing the Escrowed Property in accordance with the terms of the Escrow Agreement and (v) activities necessary or appropriate to carry out the activities described in subclauses (i) through (iv).

SECTION 4.18                                 [Reserved].

SECTION 4.19                                 Escrow of Proceeds.

(a)                                 The Company and Monitronics shall deposit the Escrowed Property in accordance with the terms of the Escrow Agreement. The Company shall apply the Escrow Property in accordance with the terms of the Escrow Agreement.

(b)                                 The Company will grant the Trustee, for its benefit and for the benefit of the Holders of the Securities, a first priority security interest in the Escrowed Property to secure the due and punctual payment of the Special Mandatory Redemption Price.

(c)                                  The Company shall only be entitled to direct the Escrow Agent to release to it portions of the Escrowed Property upon satisfaction of the conditions set forth in the form of Release Officers’ Certificate included as Exhibit A to the Escrow Agreement, which shall be certified in writing by the Company and delivered to the Trustee and Escrow Agent contemporaneously with the release of any Escrowed Property.

ARTICLE V

[Reserved]

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1                                        Events of Default.

Each of the following constitutes an “Event of Default”:

(1)                                 default in the payment in respect of the principal of (or premium, if any, on) any Note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2)                                 default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3)                                 [Reserved];

(4)                                 [Reserved];

(5)                                 failure by the Company to comply with (i) any covenant or agreement in this Indenture (other than (x) a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2), (3) or (4) above or (y) a covenant or agreement contained in Section 4.3), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes or (ii) any covenant or agreement contained in Section 4.3 and continuance of such default or breach for a period of 120 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(6)                                 a default or defaults under any bonds, debentures, notes or other evidences of Debt for borrowed money (other than the Notes) by the Company or any Restricted Subsidiary having, individually or in the aggregate, a principal amount outstanding of at least $25.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $25.0 million of principal of such Debt when due and payable after the expiration of any applicable grace period with respect thereof;

(7)                                 the entry against the Company or any Restricted Subsidiary that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) of a final judgment or final judgments (following the exhaustion of all available appeal processes pending which such final judgment or final judgments are stayed) for the payment of money in an aggregate amount in excess of $25.0 million (to the extent not covered by insurance or indemnity), by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;

(8)                                 (i) the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(a)                                 commences a voluntary case,

(b)                                 consents to the entry of an order for relief against it in an involuntary case,

(c)                                  consents to the appointment of a Custodian of it or for all or substantially all of its property,

(d)                                 makes a general assignment for the benefit of its creditors, or

(e)                                  admits, in writing, its inability generally to pay its debts as they become due; or

(ii)                                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)                                 is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;

(b)                                 appoints a Custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries, that, taken together, would constitute a Significant Subsidiary; or

(c)                                  orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days; or

(9)                                 the failure by the Company to pay or cause to be paid the Special Mandatory Redemption Price on the Special Mandatory Redemption Date, if any.

The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

The Trustee shall not be deemed to have notice of any Default or Event of Default and shall not have any duty or responsibility in respect thereof unless and until a Responsible Officer of the Trustee has received written notice of such Default or Event of Default or has actual knowledge of such Default or Event of Default.  Delivery of reports, information and documents to the Trustee under Section 4.3 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder or the existence of a Default or Event of Default (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates, except as otherwise provided herein).

SECTION 6.2                                        Acceleration.

If an Event of Default (other than an Event of Default specified in clause (8) of Section 6.1 with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders).

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (6) of Section 6.1 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) of Section 6.1 shall be remedied or cured by the Company or a Restricted Subsidiary of the

Company or waived by the holders of the relevant Debt within 30 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (8) of Section 6.1 occurs with respect to the Company, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

SECTION 6.3                                        Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest on the Notes or to enforce the performance of any provision of the Notes and this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

SECTION 6.4                                       Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture (including acceleration) except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than as a result of an acceleration), which shall require the written consent of all of the Holders of the Notes then outstanding.

SECTION 6.5                                        Control by Majority.

Subject to Section 6.6, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust power conferred on it.  However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.6                                        Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(a)                                 the Holder gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Company;

(b)                                 the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)                                  such Holder or Holders offer and, if requested, provide to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense;

(d)                                 the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of such indemnity or security; and

(e)                                  during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7                                        Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8                                        Collection Suit by Trustee.

If an Event of Default specified in Section 6.1(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9                                        Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10                                 Priorities.

Any money collected by the Trustee pursuant to this Article VI and any money or other property distributable in respect of the Company’s obligations under this Indenture after an Event of Default shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:  to the Trustee its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest respectively; and

Third:  to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11                                 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VII

TRUSTEE

SECTION 7.1                                        Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall be under a duty to examine the certificates and opinions specifically required to be furnished to it to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts or conclusions stated therein).

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this paragraph does not limit the effect of paragraphs (b) or (e) of this Section 7.1;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof or otherwise in accordance with the direction of the Holders of a majority in principal amount of outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1 and 7.2 hereof.

(e)                                  No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee, security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

(f)                                   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                  Upon a “Redemption Event” or “Acceleration Event” (as defined in the Escrow Agreement), the Trustee shall, at the written direction of the Holders of a majority of the aggregate principal amount of the Securities outstanding in accordance with the provisions of the Escrow Agreement, provide the notice set forth in Section 4(d) of the Escrow Agreement.

SECTION 7.2                                        Rights of Trustee.

(a)                                 The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in any such document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of the Trustee’s own choosing and the Trustee shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance on the advice or opinion of such counsel or on any Opinion of Counsel.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.  Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.  Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or a Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.

(f)                                   The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security and indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)                                  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of the Company or any Guarantor, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)                                 The rights, privileges, protections and benefits given to the Trustee, including its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Persons employed to act hereunder.

(i)                                     The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j)                                    The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.

(k)                                 Delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder or the existence of an default or Event of Default (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates, except as otherwise provided herein).

SECTION 7.3                                        Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4                                        Trustee’s Disclaimer.

The Trustee shall not be responsible for or make any representation as to the validity or adequacy of this Indenture or the Notes, and shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, and shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, any statement or recital in any document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee’s certificate of authentication on the Notes.

SECTION 7.5                                        Notice of Defaults.

If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders a notice of the Default within 90 days after knowledge by the Trustee.  Except in the case of a Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.6                                        [Reserved].

SECTION 7.7                                       Compensation and Indemnity.

The Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a separate fee agreement.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee (which for purposes of this Section 7.7 shall include its officers, directors, stockholders, employees and agents) against any and all claims, damage, losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.7) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, claim, damage, liability or expense may be attributable to its negligence or willful misconduct.  The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder.  The Issuer shall defend the claim and the Trustee shall cooperate in the defense , unless the Trustee shall have reasonably concluded that a conflict may arise between the positions of the Issuer and the Guarantors, on the one hand, and the Trustee, on the other hand, in conducting the defense of any such action or that there may be legal defenses available to the Trustee which are different from or additional to those available to the Issuer and the Guarantors, in which case the Trustee shall have the right to assume such legal defenses and to otherwise participate in the defense of such action.  The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of one such counsel.  The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Issuer and the Guarantors under this Section 7.7 shall survive the satisfaction and discharge or termination for any reason of this Indenture or the resignation or removal of the Trustee.

In addition, and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

“Trustee” for the purposes of this Section 7.7 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

SECTION 7.8                                        Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee if:

(a)                                 the Trustee fails to comply with Section 7.10 hereof;

(b)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)                                  a Custodian or public officer takes charge of the Trustee or its property; or

(d)                                 the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to the Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under and the Lien provided for in Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9                                        Successor Trustee by Merger, Etc.

If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee or any Agent, as applicable.

SECTION 7.10                                 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust power and that is subject to supervision or examination by federal or state authorities.  The Trustee together with its Affiliates shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b) including the provision in § 310(b)(1); provided that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer or the Guarantors are outstanding if the requirements for exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11                                 Preferential Collection of Claims Against the Issuer.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.12                                 Trustee’s Application for Instructions from the Issuer.

Any application by the Trustee for written instructions from the Issuer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than twenty Business Days after the date any officer of the Issuer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

SECTION 7.13                                 Limitation of Liability.

In no event shall the Trustee, in its capacity as such or as Paying Agent or Registrar or in any other capacity hereunder, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.  The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.  The provisions of this Section 7.13 shall survive satisfaction and discharge or the termination for any reason of this Indenture and the resignation or removal of the Trustee.

SECTION 7.14                                 USA PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act of 2001, the Trustee is required to obtain, verify, record and update information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Issuer, each Guarantor and each Restricted Subsidiary agree that it will provide the Trustee with such information as it may request in order for the Trustee to satisfy the applicable requirements of the USA PATRIOT Act of 2001, including but not limited to the name, address, tax identification number and other information that will allow it to identify a person or legal entity that is establishing a relationship or opening an account, and may also ask the Issuer or any Guarantor or any Restricted Subsidiaries to provide the Trustee with formation documents, such as articles of incorporation or other identifying documents, in respect of such person or legal entity.

SECTION 7.15                                 Escrow Authorization.

Each Holder, by its acceptance of a Security, consents and agrees to the terms of the Escrow Agreement, including related documents thereto, as the same may be in effect or may be amended from time to time in writing by the parties thereto, and authorizes and directs the Trustee to acknowledge the Escrow Agreement and to perform its obligations and exercise its rights thereunder in accordance herewith and therewith.  The Company shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Escrow Agreement, to assure and confirm to the Trustee the security interest contemplated by the Escrow Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities, according to the intent and purpose herein expressed.  The Company shall take, or shall cause to be taken, any and all actions reasonably required to cause the Escrow Agreement to create and maintain, as security for the obligations of the Company under this Indenture and the Securities as provided in the Escrow Agreement, valid and enforceable first priority perfected liens in and on all the Escrowed Property, in favor of the Trustee for its benefit and the ratable benefit of the Holders, superior to and prior to the rights of third Persons and subject to no other Liens.

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1                                        Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2                                        Legal Defeasance.

Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and the Guarantees on the date the conditions set forth below are satisfied (hereinafter, “legal defeasance”).  For this purpose, legal defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes and the Guarantees, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.4(l); (b) the Issuer’s obligations with respect to such Notes under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.10 and 4.2 hereof; (c) the rights, powers, trusts, benefits and immunities of the Trustee, including under Section 7.7 and 8.5 hereof and the Issuer’s and the Guarantors’ obligations in connection therewith; (d) the Company’s rights pursuant to Section 3.7; and (e) the provisions of this Article VIII.  Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3                                        Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Section 4.3, 4.4, 4.14 and 4.15 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance” and, together with legal defeasance, “defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, covenant defeasance means that, with respect to the outstanding Notes, the Issuer or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(3), (4), (5), (6), (7) and (9) hereof shall not constitute Events of Default.

SECTION 8.4                                        Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

In order to exercise either legal defeasance or covenant defeasance:

(1)                                 the Issuer must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes:  (A) money in an amount, or (B) U.S. government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated

Maturity thereof or (if the Issuer has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuer) the redemption date thereof, as the case may be, in accordance with the terms of this Indenture and such Notes;

(2)                                 in the case of legal defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, legal defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, legal defeasance and discharge were not to occur;

(3)                                 in the case of covenant defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4)                                 no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing);

(5)                                 such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the TIA (assuming all Notes are in default within the meaning of the TIA);

(6)                                 such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which the Company is a party or by which the Company is bound;

(7)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with and such legal or covenant defeasance is permitted by the terms hereof; and

(8)                                 All amounts due and owing to the Trustee and its counsel shall have been paid in full.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a legal defeasance need not to be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.5                                        Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.6 hereof, all money and non-callable U.S. government obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust, shall not be invested, and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. government obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer and be relieved of all liability with respect to any money or non-callable U.S. government obligations held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

SECTION 8.6                                        Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Note and remaining unclaimed for one year after such principal and premium, if any, or interest has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

SECTION 8.7                                       Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. government obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.8                                        Discharge.

The Issuer and the Guarantors may terminate the obligations under this Indenture (a “Discharge”) when:

(1)                                 either:  (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;

(2)                                 the Issuer has paid or caused to be paid all other sums then due and payable under this Indenture by the Issuer;

(3)                                 the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(4)                                 the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(5)                                 the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel reasonably acceptable to the Trustee, each stating that all conditions precedent under this Indenture relating to the Discharge have been complied with.

The Issuer may elect, at its option, to have its obligations discharged with respect to the outstanding Notes.  Such legal defeasance means that the Issuer will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

(1)                                 the rights of Holders of such Notes to receive payments in respect of the principal of and any premium and interest on such Notes when payments are due,

(2)                                 the Issuer’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)                                 the rights, powers, trusts, duties and immunities of the Trustee,

(4)                                 the Company’s right of optional redemption, and

(5)                                 the defeasance provisions of this Indenture.

SECTION 8.9                                        Automatic Termination.

The obligations under this Indenture shall terminate and this Indenture shall be of no further force or effect upon the occurrence of the Assumption without any further action by the parties hereto.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1                                        Without Consent of Holders of the Notes.

Notwithstanding Section 9.2 of this Indenture, without the consent of any Holders, the Issuer, any Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to this Indenture and the Guarantees for any of the following purposes:

(1)                                 to evidence the succession of another Person to the Company or any Guarantor and the assumption by any such successor of the covenants of the Company or such Guarantor in this Indenture, the Guarantees and the Notes;

(2)                                 to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer;

(3)                                 to add additional Events of Default;

(4)                                 to provide for uncertificated Notes in addition to or in place of the Certificated Notes;

(5)                                 to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;

(6)                                 [reserved];

(7)                                 to cure any ambiguity, defect, omission, mistake or inconsistency;

(8)                                 to make any other provisions with respect to matters or questions arising under this Indenture; provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of the Company;

(9)                                 to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” in the Offering Memorandum; or

(10)                          to release Guarantors when permitted by this Indenture.

SECTION 9.2                                        With Consent of Holders of Notes.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Issuer, any Guarantors and the Trustee may enter into an indenture or indentures supplemental to this Indenture (together with the other consents required thereby) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Notes or of modifying in any manner the rights of the Holders of the Notes under this Indenture, including the definitions herein; provided, however, that no such supplemental indenture, modification or amendment shall, without the consent of the Holder of each outstanding Note affected thereby:

(1)                                 change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor,

(2)                                 reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture or amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture,

(3)                                 modify the obligations of the Company to make Offers to Purchase upon a Change of Control,

(4)                                 subordinate, in right of payment, the Notes to any other Debt of the Company,

(5)                                 modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby,

(6)                                 release any Guarantees required to be maintained under this Indenture (other than in accordance with the terms of this Indenture),

(7)                                 release Escrowed Proceeds in any manner or at any time other than as set forth in Section 4.19 and in the Escrow Agreement, or

(8)                                 make any change to Sections 3.10, 4.17 or 4.19 hereof.

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under this Indenture and its consequences, except a default:

(1)                                 in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Issuer), or

(2)                                 in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

SECTION 9.3                                        Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for determining which Holders consent to such amendment, supplement or waiver.  If the Issuer fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished for the Trustee prior to such solicitation pursuant to Section 2.5 hereof or (ii) such other date as the Issuer shall designate.

SECTION 9.4                                        Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

After any amendment, supplement or waiver becomes effective, the Company shall mail to Holders a notice briefly describing such amendment, supplement or waiver.  The failure to give such notice shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.5                                        Trustee to Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Issuer and any Guarantors may not sign an amendment or supplemental indenture until their respective Boards of Directors approve it.  In signing or refusing to sign any amendment or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture, that all conditions precedent thereto have been met or waived and that such amendment or supplemental indenture is not inconsistent herewith.

ARTICLE X

[RESERVED]

ARTICLE XI

[RESERVED]

ARTICLE XII

NOTE GUARANTEES

SECTION 12.1                                 Note Guarantees.

(a)                                 Each Guarantor, if any, hereby jointly and severally, fully and unconditionally guarantees the Notes and obligations of the Issuer hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee for itself and on behalf of such Holder, that:  (i) the principal of and premium, if any and interest on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.  Each of the Note Guarantees shall be a guarantee of payment and not of collection.

(b)                                 Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c)                                  Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, any Guarantor or any other Person, protest, notice and all demands whatsoever and covenants that the Note Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note and such Note Guarantee or as provided for in this Indenture.  Each of the Guarantors hereby agrees that, in the event of a default in payment of principal or premium, if any or interest on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Note Guarantee without first proceeding against the Company or any other Guarantor.  Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

(d)                                 If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Note Guarantee of each of the

Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect.  This paragraph (d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned.  This paragraph (d) shall survive the termination of this Indenture.

(e)                                  Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of the Note Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Note Guarantee of such Guarantor.

SECTION 12.2                                 Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 12.1, each Guarantor agrees that a notation of such Note Guarantee shall be endorsed on each Note authenticated and delivered by the Trustee.  Such notation of Note Guarantee shall be signed on behalf of such Guarantor by an officer of such Guarantor (or, if an officer is not available, by a board member, director, member or other authorized person, as applicable) on behalf of such Guarantor by manual or facsimile signature.  In case the Officer, board member or director or  member of such Guarantor who shall have signed such notation of Note Guarantee shall cease to be such Officer, board member, director, member or other authorized person before the Note on which such Note Guarantee is endorsed shall have been authenticated and delivered by the Trustee, such Note nevertheless may be authenticated and delivered as though the Person who signed such notation of Note Guarantee had not ceased to be such officer, board member, director, member or other authorized person.

Each Guarantor agrees that its Note Guarantee set forth in Section 12.1 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantors.

The failure to endorse a Note Guarantee shall not affect or impair the validity thereof.

SECTION 12.3                                 Severability.

In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.4                                 Limitation of Guarantors’ Liability.

Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance.  To effectuate the foregoing intention, the Trustee, the Holders and Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee, result in the obligations of such Guarantor under its Note Guarantee constituting a fraudulent transfer or conveyance.

SECTION 12.5                                 [Intentionally Omitted].

SECTION 12.6                                 [Intentionally Omitted].

SECTION 12.7                                 Release of a Guarantor.

The Note Guarantee of a Guarantor will be automatically and unconditionally released:

(a)                                 in the event of a sale or other transfer (or disposition of all or substantially all of the assets of such Guarantor, by way of consolidation, merger or otherwise, or a sale or other disposition) of Capital Interests in any Guarantor to any Person that is not an Affiliate of the Company or in any other event in which such Guarantor ceases to be a Subsidiary of the Company;

(b)                                 if such Guarantor ceases to be a Restricted Subsidiary, in each case, in accordance with the provisions of this Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, as the case may be; or

(c)                                  in connection with a Discharge, legal defeasance or covenant defeasance in compliance with Article VIII; or

(d)                                 upon dissolution and completion of winding up of such Guarantor.

Any Guarantor not so released shall remain liable for the full amount of principal and interest on the Noted as provided in its Note Guarantee.

SECTION 12.8                                 Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

SECTION 12.9                                 Reserved.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.1                                 Trust Indenture Act Controls

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the Indenture shall control.

SECTION 13.2                                 Notices.

Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others address:

If to the Issuer or any Guarantor:

Monitronics Escrow Corporation

c/o Monitronics International, Inc.

2350 Valley New Lane #100

Dallas, TX 75324

Facsimile:

Attention:           Michael R. Meyers

With a copy to:

Ascent Capital Group, Inc.

5251 DTC Parkway, Suite 1000

Greenwood Village, CO 80111

Facsimile:

Attention: William E. Niles

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, NY 10112

Facsimile:           (212) 259-2503

Attention:           Renee Wilm

If to the Trustee:

U.S. Bank National Association

100 Wall Street- Suite 1600

New York, NY 10005

Facsimile:

Attention:           Wendy Kumar

The Issuer, the Guarantors and the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery.  All notices and communications to the trustee shall only be deemed to have been duly given upon receipt by a Responsible Officer of the Trustee.

Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that, the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced on or before delivery of any such instructions or directions whenever a person is to be added or deleted from the listing.  If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 13.3                                 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 13.4                                Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture (other than the initial issuance of the Notes), the Issuer shall furnish to the Trustee upon request:

(a)                                 an Officers’ Certificate (which shall include the statements set forth in Section 13.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)                                 an Opinion of Counsel (which shall include the statements set forth in Section 13.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.5                                 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.6                                 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.7                                 No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, stockholder, general or limited partner, member or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Issuer under the Notes, any Note Guarantee or this Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner, member or incorporator.

Each Holder of the Notes by accepting a Note and the Trustee waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

SECTION 13.8                                 Governing Law.

THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES, IF ANY.  The parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, the Note Guarantees or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  EACH OF THE PARTIES HERETO, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 13.9                                 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10                          Successors.

All agreements of the Issuer and the Guarantors in this Indenture and the Notes and the Note Guarantees, as applicable, shall bind their respective successors and assigns.  All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 13.11                          Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12                          Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13                          Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.14                          Acts of Holders.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 13.14.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof.  Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)                                  The ownership of Notes shall be proved by the Holder list maintained under Section 2.5 hereunder.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e)                                  If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

MONITRONICS ESCROW CORPORATION

By:	/s/ Michael R. Meyers
	Name:	Michael R. Meyers
	Title:	Senior Vice President and Chief Financial
Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Kumarie Wendy Kumar
	Name:	Kumarie Wendy Kumar
	Title:	Vice President

EXHIBIT A

FORM OF 9.125% SENIOR NOTE

(Face of 9.125% Senior Note)

9.125% Senior Notes due 2020

[Global Note Legend]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY, A SUCCESSOR DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO MONITRONICS ESCROW CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & Co. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Restricted Note Legend]

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF

THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

[Regulation S Temporary Global Note Legend]

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BECOME THE REGULATION S PERMANENT GLOBAL NOTE AFTER EXPIRATION OF THE RESTRICTED PERIOD.”

MONITRONICS ESCROW CORPORATION

9.125% SENIOR NOTE DUE 2020

No.	INITIAL NOTES CUSIP:
144A: 609450 AA9
Reg S: U6100Q AA3
INITIAL NOTES ISIN:
144A: US609450AA92
Reg S: USU6100QAA32

Monitronics Escrow Corporation promises to pay to Cede & Co. or registered assigns, the principal sum of [ ($ )] [ ($ )] on April 1, 2020.

Interest Payment Dates: April 1 and October 1 , beginning October 1, 2013

Record Dates: March 15 and September 15

Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

MONITRONICS ESCROW CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 9.125% Senior Notes

referred to in the within-mentioned Indenture:

Dated:  July 17, 2013

U.S. BANK NATIONAL ASSOCIATION, not in its
individual capacity, but solely as Trustee

By:
Authorized Signatory

(Reverse of Note)

9.125% Senior Notes due 2020

MONITRONICS ESCROW CORPORATION

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                                 Interest.

(a)                                 Prior to the Assumption, Monitronics Escrow Corporation, a Texas corporation (the “Escrow Issuer”), and following the Assumption, Monitronics International, Inc., a Texas corporation ( “Monitronics” or the “Issuer”), promises to pay interest on the principal amount of this Note (the “Notes”) at the rate of 9.125% per annum.  Monitronics will pay interest in United States dollars (except as otherwise provided herein) semiannually in arrears on April 1 and October 1, commencing on October 1, 2013, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes (including any Additional Interest, if any) shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including April 1, 2013.  Monitronics shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.  The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

(b)                                 Registration Rights Agreement.  The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated as of July 17, 2013, among the Escrow Issuer, Monitronics, the guarantors party thereto and the Initial Purchasers.

(2)                                 Method of Payment.  Monitronics will pay interest on the Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders of Notes at the close of business on the March 15 and September 15  preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes shall be payable as to principal, premium and interest at the office or agency of Monitronics maintained for such purpose within or without the City and State of New York, or, at the option of Monitronics, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Certificated Notes the Holders of which shall have provided written wire transfer instructions to Monitronics and the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of and interest on this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

(3)                                 Paying Agent and Registrar.  Initially, U.S. Bank National Association., the Trustee under the Indenture, shall act as Paying Agent and Registrar.  Monitronics may change any Paying Agent or Registrar without notice to any Holder.  Monitronics or any of its Restricted Subsidiaries may act in any such capacity.

(4)                                 Indenture.  The Escrow Issuer issued the Notes under an Indenture, dated as of July 17, 2013 (the “Escrow Indenture”; and prior to the Assumption, the “Indenture”), among the Escrow Issuer and the Trustee.  Upon the Assumption, the Notes shall be assumed by Monitronics International, Inc. (upon the Assumption,

“Monitronics” or the “Issuer”) and the Notes shall be issued as “Additional Notes” under the Indenture, dated as of March 23, 2012 (the “Existing Indenture”; and upon the Assumption, the “Indenture”), among Monitronics International, Inc., the guarantors party thereto and the Trustee pursuant to a Supplemental Indenture thereto, dated as of the Assumption Date.  The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (U.S. Code §§ 77aaa-77bbbb) (the “TIA”).  To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture and the TIA shall govern.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  The Notes issued on the Issue Date are senior Obligations of the Escrow Issuer and, upon consummation of the Assumption, will be senior Obligations of Monitronics, limited to $175,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium and interest on outstanding Notes as set forth in Paragraph 2 hereof.

The payment of principal and interest on the Notes is unconditionally guaranteed on a senior basis by the Guarantors.

(5)                                 Optional Redemption.

(a)                                 The Notes are subject to redemption on a pro rata basis with the Monitronics Notes, at the option of the Issuer, in whole or in part, at any time or from time to time on or after April 1, 2016, at the option of the Issuer, at the Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date) that is on or prior to the applicable redemption date, if redeemed during the 12-month period beginning on April 1 of the years indicated:

Year	Redemption Price
2016	104.563%
2017	102.281%
2018 and thereafter	100.000%

(b)                                 Prior to April 1, 2015, the Issuer may, on one or more occasions, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes (prior to the Assumption, including the Monitronics Notes and, upon the Assumption, including Additional Notes issued pursuant to the Monitronics Indenture) at a Redemption Price equal to 109.125% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the date of redemption; provided that at least 65% of the aggregate principal amount of Notes then outstanding (prior to the Assumption, including the Monitronics Notes and, upon the Assumption, including Additional Notes issued pursuant to the Monitronics Indenture) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Issuer or its Subsidiaries) and that any such redemption occurs within 120 days following the closing of any such Qualified Equity Offering.

(c)                                  At any time or from time to time prior to April 1, 2016, the Issuer may also, at its option, on any one or more occasion, redeem all or any portion of the Notes on a pro rata basis with the Monitronics Notes, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

(6)                                 Mandatory Redemption.  Prior to the Assumption, except as set forth in Sections 3.10 and 4.14 of the Escrow Indenture and upon the Assumption, except as set forth under Sections 4.10 and 4.14 of the Existing Indenture, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)                                 Repurchase at Option of Holder.

(a)                                 Upon the occurrence of certain events, the Issuer may be required to commence an Offer to Purchase pursuant to a Change of Control or, upon the Assumption, an Asset Sale Offer.

(b)                                 Holders of the Notes that are the subject of an Offer to Purchase will receive notice of an Offer to Purchase pursuant to a Change of Control or, upon the Assumption, an Asset Sale Offer from Monitronics prior to any related Purchase Date and may elect to have such Notes purchased by completing the form titled “Option of Holder to Elect Purchase” appearing below.

(8)                                 Notice of Redemption.  Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in a minimum amount of $2,000 principal amount (and integral multiples of $1,000 in excess thereof), unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date, interest ceases to accrue on the Notes or portions hereof called for redemption.

(9)                                 Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in initial denominations of $2,000 and any integral multiple of $1,000 in excess thereof.  The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Monitronics  may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  Monitronics need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)                          Persons Deemed Owners.  The registered holder of a Note may be treated as its owner for all purposes.

(11)                          Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, including consents obtained in connection with a purchase of or tender offer or exchange offer for Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including consents obtained in connection with a tender offer or exchange offer for the Notes.

Without the consent of any Holders, Monitronics, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for any of the following purposes:

(1)                                 to evidence the succession of another Person to the Issuer or any Guarantor and the assumption by any such successor of the covenants of the Issuer or such Guarantor in the Indenture, the Guarantees and in the Notes;

(2)                                 to add to the covenants of the Issuer for the benefit of the Holders, or to surrender any right or power herein conferred upon Monitronics;

(3)                                 to add additional Events of Default;

(4)                                 to provide for uncertificated Notes in addition to or in place of the Certificated Notes;

(5)                                 to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee;

(6)                                 after the Assumption, to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture;

(7)                                 to cure any ambiguity, defect, omission, mistake or inconsistency;

(8)                                 to make any other provisions with respect to matters or questions arising under the Indenture; provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of the Issuer;

(9)                                 to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” in the Offering Memorandum to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in the “Description of Notes”; or

(10)                          to release Guarantors when permitted by the Indenture.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, Monitronics, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to the Indenture (together with the other consents required thereby) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the Notes or of modifying in any manner the rights of the Holders under the Indenture, including the definitions therein provided, however, that no such supplemental indenture, modification or amendment shall, without the consent of the Holder of each outstanding Note affected thereby:

(1)                                 change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor,

(2)                                 reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture or amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture,

(3)                                 modify the obligations of the Issuer to make Offers to Purchase upon a Change of Control or, upon the Assumption, from the Excess Proceeds of Asset Sales if such modification was done after the occurrence of such Change of Control or Asset Sale, as applicable,

(4)                                 subordinate, in right of payment, the Notes to any other Debt of the Issuer,

(5)                                 modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby,

(6)                                 release any Guarantees required to be maintained under the Indenture (other than in accordance with the terms of the Indenture),

(7)                                 Prior to the Assumption, release Escrowed Proceeds in any manner or at any time other than as set forth in Section 4.19 of the Escrow Indenture and in the Escrow Agreement, or

(8)                                 Prior to the Assumption, make any change to Sections 3.10, 4.17 or 4.19 of the Escrow Indenture.

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under the Indenture and its consequences, except a default:

(1)                                 in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Issuer), or

(2)                                 in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

(12)                          Defaults and Remedies.  Events of Default include:

(1)                                 default in the payment in respect of the principal of (or premium, if any, on) any Note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2)                                 default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3)                                 upon the Assumption, failure to perform or comply with the provisions described under Section 5.1 of the Indenture;

(4)                                 upon the Assumption, except as permitted by the Indenture, (i) any Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), shall for any reason cease to be in full force and effect and enforceable in accordance with its terms other than in accordance with the terms of the Note Guarantee or for a period of 30 days after written notice thereof has been given to the Company by the trustee or the Holders of 25% in principal amount of the outstanding Notes or (ii) the Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) shall for any reason be asserted by any Guarantor that is a Significant Subsidiary (or any group of Guarantors that, taken together, would constitute a significant subsidiary) or the Issuer not to be in full force and effect and enforceable in accordance with its terms (other than by reason of release of the Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee);

(5)                                 failure by the Issuer or any Guarantor to comply with any (i) covenant or agreement in the Indenture (other than (x) a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2), (3) or (4) above or (y) a covenant or agreement contained in Section 4.3), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to Monitronics  by the Trustee or to Monitronics  and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes or (ii) any covenant or agreement contained in Section 4.3 and continuance of such default or breach for a period of 120 days after written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(6)                                 upon the Assumption, a default or defaults under any bonds, debentures, notes or other evidences of Debt for borrowed money (other than the Notes) by the Issuer or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $25.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $25.0 million of principal of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(7)                                 the entry against the Issuer or any Restricted Subsidiary that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) of a final judgment or final judgments (following the exhaustion of all available appeal processes pending which such final judgment or final judgments are stayed) for the payment of money in an aggregate amount in excess of $25.0 million (to the extent not covered by insurance or indemnity), by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;

(8)                                 (i) the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(a)                                 commences a voluntary case,

(b)                                 consents to the entry of an order for relief against it in an involuntary case,

(c)                                  consents to the appointment of a Custodian of it or for all or substantially all of its property,

(d)                                 makes a general assignment for the benefit of its creditors, or

(e)                                  admits, in writing, its inability generally to pay its debts as they become due; or

(ii)                                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)                                 is for relief against the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;

(b)                                 appoints a Custodian of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries, that, taken together, would constitute a Significant Subsidiary;

(c)                                  orders the liquidation of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days; or

(9)                                 Prior to the Assumption, the failure by the Issuer to pay or cause to be paid the Special Mandatory Redemption Price on the Special Mandatory Redemption Date, if any.

If an Event of Default (other than an Event of Default specified in clause (8) above with respect to the Issuer) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by Holders).

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (6) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Issuer or a Restricted Subsidiary of the Issuer or waived by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (8) above occurs with respect to the Issuer, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  For further information as to waiver of defaults see Section VI of the Indenture.  The Trustee may withhold from Holders notice of any Default (except Default in payment of principal and interest) if the Trustee determines that withholding notice is in the interest of Holders to do so.

(13)                          Trustee Dealings with Monitronics.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for Monitronics, the Guarantors or their respective Affiliates, and may otherwise deal with Monitronics, the Guarantors or their respective Affiliates, as if it were not the Trustee.

(14)                          Defeasance and Discharge.   The Notes are subject to defeasance and discharge upon the terms and conditions specified in the Indenture.

(15)                          No Recourse Against Others.  No director, officer, employee, stockholder, general or limited partner, member or incorporator, past, present or future, of Monitronics, the Guarantors or any of their respective Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Issuer under the Notes, any Guarantee or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner, member or incorporator.  Each Holder, by accepting a Note, and the Trustee waive and release all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(16)                          Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17)                          Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18)                          CUSIP, ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to the Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(19)                          Successors.  In the event a successor assumes all the obligations of the Issuer under the Notes and the Indenture, pursuant to the terms thereof, such Issuer will be released from all such obligations.

(20)                          THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES.  EACH OF THE PARTIES HERETO, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Monitronics shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Monitronics Escrow Corporation

c/o Monitronics International, Inc.

2350 Valley View Lane #100

Dallas, Texas 75324

Facsimile:

Attention:  Michael R. Meyers

ASSIGNMENT FORM

To assign this Note, fill in the form below:  (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of Monitronics.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

Signature Page to Notational Guarantee

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by Monitronics pursuant to Sections 4.10 (Asset Sale), or 4.14 (Change of Control) of the Indenture, check the box below:

☐ Section 4.10                                           ☐ Section 4.14

If you want to elect to have only part of the Note purchased by Monitronics pursuant to Section 4.10 or 4.14 of the Indenture, state the amount you elect to have purchased:  $

Date:	Your Signature:
(Sign exactly as your name appears on the Note)

Tax Identification No.:

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

CERTIFICATE TO BE DELIVERED UPON

EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED NOTES

Monitronics Escrow Corporation

c/o Monitronics International, Inc.

2350 Valley View Lane #100

Dallas, TX 75324

Facsimile:

Attention:       Michael R. Meyers

U.S. Bank National Association

100 Wall Street- Suite 1600

New York, NY 10005

Facsimile:

Attention: Wendy Kumar

Re:	Monitronics International, Inc.
9.125% Senior Note due 2020
CUSIP #

Reference is hereby made to that certain Indenture dated March 23, 2012 (as supplemented or otherwise modified from time to time, the “Indenture”) among Monitronics International, Inc. (“Monitronics”), the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $               principal amount of Notes held in (check applicable space)                  book-entry or                definitive form by the undersigned.

The undersigned                  (transferor) (check one box below):

☐ hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with Section 2.6 of the Indenture; or

☐ hereby requests the Trustee to exchange or register the transfer of a Note or Notes to (transferee).

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(d) under the Securities Act of 1933, as amended, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

(1)                                 ☐                                    to Monitronics or any of its Subsidiaries; or

(2)                                 ☐                                    inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder;

(3)                                 ☐                                    outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder;

(4)                                 ☐                                    pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(5)                                 ☐                                    pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Signature

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

[Name of Transferee]

Dated:

NOTICE:  To be executed by an executive officer

SCHEDULE OF EXCHANGES OF 9.125% SENIOR NOTES

The following exchanges of a part of this Global Note for other 9.125% Senior Notes have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Note Custodian

EXHIBIT B

[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]

Monitronics Escrow Corporation

c/o Monitronics International, Inc.

2350 Valley View Lane #100

Dallas, TX 75324

Facsimile:

Attention:       Michael R. Meyers

U.S. Bank National Association

100 Wall Street- Suite 1600

New York, NY 10005

Facsimile:

Attention: Wendy Kumar

Re:	Monitronics Escrow Corporation (“Monitronics”)
9.125% Senior Notes due 2020 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $           aggregate principal amount at maturity of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

You and Monitronics are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

C-1

EXHIBIT C

[FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS

PURSUANT TO REGULATION S]

Monitronics Escrow Corporation

c/o Monitronics International, Inc.

2350 Valley View Lane #100

Dallas, TX 75324

Facsimile:

Attention: Michael R. Meyers

U.S. Bank National Association

100 Wall Street- Suite 1600

New York, NY 10005

Facsimile:

Attention: Wendy Kumar

Re:	Monitronics Escrow Corporation (“Monitronics”)
9.125% Senior Notes due 2020 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $             aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)                                 the offer of the Notes was not made to a person in the United States;

(2)                                 either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3)                                 no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4)                                 the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b) or Rule 904(b) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b) or Rule 904(b), as the case may be.

D-1

Monitronics and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

D-2

EXHIBIT D

Escrow Agreement

(see Attached)

E-1